Exhibit 1.1

EXECUTION COPY

MURPHY OIL CORPORATION

2.500% NOTES DUE 2017

3.700% NOTES DUE 2022

5.125% NOTES DUE 2042

TERMS AGREEMENT

November 27, 2012

To:	Murphy Oil Corporation

200 Peach Street, P.O. Box 7000

El Dorado, Arkansas 71731-7000

Ladies and Gentlemen:

We understand that Murphy Oil Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $550,000,000 aggregate principal amount of its 2.500% Notes due 2017 (the “2017 Notes”), $600,000,000 aggregate principal amount of its 3.700% Notes due 2022 (the “2022 Notes”) and $350,000,000 aggregate principal amount of its 5.125% Notes due 2042 (the “2042 Notes” and, together with the 2017 Notes and the 2022 Notes, the “Underwritten Securities”) subject to the terms and conditions stated herein and in the Murphy Oil Corporation Underwriting Agreement Standard Provisions dated as of November 27, 2012 attached hereto (the “Standard Provisions”). Each of the applicable provisions in the Standard Provisions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. We, the underwriters named below (the “Underwriters”), offer to purchase, severally and not jointly, the number or amount of Underwritten Securities opposite our names set forth below at a purchase price set forth below.

Underwriters	Principal Amount of 2017 Notes	Principal Amount of 2022 Notes	Principal Amount of 2042 Notes
J.P. Morgan Securities LLC	$181,115,000	$197,580,000	$115,255,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$181,115,000	$197,580,000	$115,255,000
Deutsche Bank Securities Inc.	$34,815,000	$37,980,000	$22,155,000
RBC Capital Markets, LLC	$34,815,000	$37,980,000	$22,155,000
Wells Fargo Securities, LLC	$34,815,000	$37,980,000	$22,155,000
Citigroup Global Markets Inc.	$18,315,000	$19,980,000	$11,655,000
DNB Markets, Inc.	$18,315,000	$19,980,000	$11,655,000
Mitsubishi UFJ Securities (USA), Inc.	$18,315,000	$19,980,000	$11,655,000
Capital One Southcoast, Inc.	$4,730,000	$5,160,000	$3,010,000
Comerica Securities, Inc.	$4,730,000	$5,160,000	$3,010,000
Fifth Third Securities, Inc.	$4,730,000	$5,160,000	$3,010,000
Morgan Keegan & Company, Inc.	$4,730,000	$5,160,000	$3,010,000
Scotia Capital (USA) Inc.	$4,730,000	$5,160,000	$3,010,000
U.S. Bancorp Investments, Inc.	$4,730,000	$5,160,000	$3,010,000
Total	$550,000,000	$600,000,000	$350,000,000

The Underwritten Securities and the offering thereof shall have the following additional terms:

Terms of the Underwritten Securities and the Offering

Principal Amount of Underwritten Securities:	1) 2017 Notes: $550,000,000 2) 2022 Notes: $600,000,000 3) 2042 Notes: $350,000,000

Initial public offering price:	1) 2017 Notes: 99.986% 2) 2022 Notes: 99.594% 3) 2042 Notes: 99.741%

Purchase price:	1) 2017 Notes: 99.386% 2) 2022 Notes: 98.944% 3) 2042 Notes: 98.866%

Expense Reimbursement to the Company:	$88,257.30

Time of Sale Prospectus:	Base Prospectus dated October 4, 2012, preliminary prospectus supplement dated November 27, 2012 and each free writing prospectus listed on Schedule 1 hereto

Representatives of the Underwriters:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

Address and facsimile number for notices to the Representatives and the Underwriters:	J.P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179 Attention: High Grade Syndicate Desk, 3rd Floor Facsimile: (212) 834-6081

Merrill Lynch, Pierce, Fenner & Smith Incorporated

50 Rockefeller Plaza NY1-050-12-01 New York, NY 10020 Attention: High Grade Transaction Management/Legal Facsimile: (646) 855-5958

Time of Sale:	4:30 p.m., November 27, 2012

Closing Time:	10 a.m., November 30, 2012

Closing Location:	Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019

Other terms and conditions:	The issuance and sale of each series of the Underwritten Securities is not conditioned on the issuance and sale of any other series of the Underwritten Securities.

1) 2017 Notes:

The 2017 Notes may be redeemed in whole at any time or in part from time to time, at the Company’s option, at the greater of 100% of the principal amount of the 2017 Notes being redeemed, or a make-whole redemption price determined by using a discount rate of the applicable Treasury Rate plus 30 basis points.

2) 2022 Notes:

The 2022 Notes may be redeemed in whole at any time or in part from time to time prior to September 1, 2022 (3 months prior to the maturity date of the 2022 Notes), at the Company’s option, at the greater of 100% of the principal amount of the 2022 Notes being redeemed, or a make-whole redemption price determined by using a discount rate of the applicable Treasury Rate plus 35 basis points. The 2022 Notes may be redeemed in whole at any time or in part from time to time on or after September 1, 2022 (3 months prior to the maturity date of the 2022 Notes), at the Company’s option, at a redemption price equal to 100% of the principal amount of the 2022 Notes being redeemed. In the case of any such redemption, the Company will also pay accrued and unpaid interest, if any, to the redemption date.

3) 2042 Notes:

The 2042 Notes may be redeemed in whole at any time or in part from time to time prior to June 1, 2042 (six months prior to the maturity date of the 2042 Notes), at the Company’s option, at the greater of 100% of the principal amount of the 2042 Notes being redeemed, or a make-whole redemption price determined by using a discount rate of the applicable Treasury Rate plus 35 basis points. The 2042 Notes may be redeemed in whole at any time or in part from time to time on or after June 1, 2042 (six months prior to the maturity date of the 2042 Notes), at the Company’s option, at a redemption price equal to 100% of the principal amount of the 2042 Notes being redeemed. In the case of any such redemption, the Company will also pay accrued and unpaid interest, if any, to the redemption date.

Each Representative represents and warrants that it is duly authorized to execute and deliver this Terms Agreement on behalf of the several Underwriters named above.

IN WITNESS WHEREOF, the parties hereto have executed this Terms Agreement as of the date first above written.

J.P. MORGAN SECURITIES LLC, as Representative of the several Underwriters named above,

by
/s/ Maria Sramek

Name: Maria Sramek
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Representative of the several Underwriters named above,

by
/s/ Scott Archer

Name: Scott Archer
Title: Managing Director

Accepted and agreed.

MURPHY OIL CORPORATION,

by
/s/ Kevin G. Fitzgerald

Name: Kevin G. Fitzgerald
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Terms Agreement]

Schedule 1

1. Pricing Term Sheets containing the terms of the Underwritten Securities, substantially in the form of Schedule 2 hereto.

Schedule 2

Filed Pursuant to Rule 433

Registration No. 333-184287

November 27, 2012

MURPHY OIL CORPORATION

Pricing Term Sheet

$550,000,000 2.500% Notes due 2017

Issuer:	Murphy Oil Corporation

[intentionally omitted]	[intentionally omitted]

[intentionally omitted]	[intentionally omitted]

Security Type:	Senior Unsecured Notes

Pricing Date:	November 27, 2012

Settlement Date:	November 30, 2012 (T+3)

Maturity Date:	December 1, 2017

Interest Payment Dates:	June 1 and December 1, beginning June 1, 2013

Principal Amount:	$550,000,000

Benchmark:	0.75% due October 31, 2017

Benchmark Yield:	.653%

Spread to Benchmark:	+ 185 bps

Yield to Maturity:	2.503%

Coupon:	2.500%

Public Offering Price:	99.986%

Optional Redemption:	Make-whole at T + 30 bps

CUSIP / ISIN:	626717 AE2 / US626717AE26

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Deutsche Bank Securities Inc. RBC Capital Markets, LLC Wells Fargo Securities, LLC

Senior Co-Managers:	Citigroup Global Markets Inc. DNB Markets, Inc. Mitsubishi UFJ Securities (USA), Inc.

Co-Managers:	Capital One Southcoast, Inc. Comerica Securities, Inc. Fifth Third Securities, Inc. Morgan Keegan & Company, Inc. Scotia Capital (USA) Inc. U.S. Bancorp Investments, Inc.

[intentionally omitted]

Filed Pursuant to Rule 433

Registration No. 333-184287

November 27, 2012

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533 or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at (800) 294-1322.

Filed Pursuant to Rule 433

Registration No. 333-184287

November 27, 2012

MURPHY OIL CORPORATION

Pricing Term Sheet

$600,000,000 3.700% Notes due 2022

Issuer:	Murphy Oil Corporation

[intentionally omitted]	[intentionally omitted]

[intentionally omitted]	[intentionally omitted]

Security Type:	Senior Unsecured Notes

Pricing Date:	November 27, 2012

Settlement Date:	November 30, 2012 (T+3)

Maturity Date:	December 1, 2022

Interest Payment Dates:	June 1 and December 1, beginning June 1, 2013

Principal Amount:	$600,000,000

Benchmark:	1.625% due November 15, 2022

Benchmark Yield:	1.649%

Spread to Benchmark:	+ 210 bps

Yield to Maturity:	3.749%

Coupon:	3.700%

Public Offering Price:	99.594%

Optional Redemption:	Prior to September 1, 2022 (3 months prior to maturity) make-whole at T + 35 bps; on or after September 1, 2022 at par

CUSIP / ISIN:	626717 AF9 / US626717AF90

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Deutsche Bank Securities Inc. RBC Capital Markets, LLC Wells Fargo Securities, LLC

Senior Co-Managers:	Citigroup Global Markets Inc. DNB Markets, Inc. Mitsubishi UFJ Securities (USA), Inc.

Co-Managers:	Capital One Southcoast, Inc. Comerica Securities, Inc. Fifth Third Securities, Inc. Morgan Keegan & Company, Inc. Scotia Capital (USA) Inc. U.S. Bancorp Investments, Inc.

[intentionally omitted]

Filed Pursuant to Rule 433

Registration No. 333-184287

November 27, 2012

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533 or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at (800) 294-1322.

Filed Pursuant to Rule 433

Registration No. 333-184287

November 27, 2012

MURPHY OIL CORPORATION

Pricing Term Sheet

$350,000,000 5.125% Notes due 2042

Issuer:	Murphy Oil Corporation

[intentionally omitted]	[intentionally omitted]

[intentionally omitted]	[intentionally omitted]

Security Type:	Senior Unsecured Notes

Pricing Date:	November 27, 2012

Settlement Date:	November 30, 2012 (T+3)

Maturity Date:	December 1, 2042

Interest Payment Dates:	June 1 and December 1, beginning June 1, 2013

Principal Amount:	$350,000,000

Benchmark:	2.75% due August 15, 2042

Benchmark Yield:	2.792%

Spread to Benchmark:	+ 235 bps

Yield to Maturity:	5.142%

Coupon:	5.125%

Public Offering Price:	99.741%

Optional Redemption:	Prior to June 1, 2042 (6 months prior to maturity) make-whole at T + 35 bps; on or after June 1, 2042 at par

CUSIP / ISIN:	626717 AG7 / US626717AG73

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Deutsche Bank Securities Inc. RBC Capital Markets, LLC Wells Fargo Securities, LLC

Senior Co-Managers:	Citigroup Global Markets Inc. DNB Markets, Inc. Mitsubishi UFJ Securities (USA), Inc.

Co-Managers:	Capital One Southcoast, Inc. Comerica Securities, Inc. Fifth Third Securities, Inc. Morgan Keegan & Company, Inc. Scotia Capital (USA) Inc. U.S. Bancorp Investments, Inc.

[intentionally omitted]

Filed Pursuant to Rule 433

Registration No. 333-184287

November 27, 2012

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533 or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at (800) 294-1322.

MURPHY OIL CORPORATION

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

Dated as of November 27, 2012

From time to time, Murphy Oil Corporation, a corporation organized under the laws of Delaware (the “Company”), may enter into one or more terms agreements (each, a “Terms Agreement”) and, subject to the terms and conditions stated herein and therein, issue and sell certain securities (the “Securities”) to the underwriter or underwriters named in the applicable Terms Agreement (the “Underwriters,” which term shall include any underwriter substituted pursuant to Section 8 hereof). The provisions included herein (the “Standard Provisions”) shall be attached to and incorporated by reference into each Terms Agreement.

SECTION 1. Definitions. The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 covering the registration of certain Securities of the Company to be issued and sold from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale, in accordance with Rule 415 under the Securities Act. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430B under the Securities Act (the “Rule 430 Information”), is referred to herein as the “Registration Statement”; and the base prospectus included in the Registration Statement at the time of filing (the “Base Prospectus”) and the final prospectus supplement relating to a particular offering of Underwritten Securities (as defined below) referred to in a Terms Agreement, in the forms first used to confirm sales of such Underwritten Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), are collectively referred to herein as the “Prospectus.” All references herein to the “Registration Statement” and the “Prospectus” shall be deemed to include all documents incorporated therein by reference which are filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act, prior to the execution of the applicable Terms Agreement. References herein to a “preliminary prospectus” relating to an offering of particular Underwritten Securities pursuant to a Terms Agreement shall be deemed to refer to the Base Prospectus and to the prospectus supplement (a “preliminary prospectus supplement”) relating to such Underwritten Securities that omitted Rule 430 Information or other information to be included upon pricing in a form of prospectus relating to such Underwritten Securities filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and that was used prior to the initial delivery of the Prospectus relating to such Underwritten Securities to the Underwriters by the Company.

For purposes of these Standard Provisions and the Terms Agreement relating to an offering of particular Underwritten Securities, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Base Prospectus, the final preliminary prospectus supplement filed prior to the “Time of Sale” set forth in such Terms Agreement, together with any free writing prospectus or other information stated in such Terms Agreement to form part of the Time of Sale Prospectus. For purposes of these Standard Provisions, all references to the “Registration Statement,” “Prospectus,” “preliminary prospectus” or “Time of Sale Prospectus” or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in these Standard Provisions to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, preliminary prospectus, Time of Sale Prospectus or Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the applicable preliminary prospectus, the applicable Time of Sale Prospectus or the applicable Prospectus, as the case may be, prior to the execution of the applicable Terms Agreement; and all references in these Standard Provisions to amendments or supplements to the Registration Statement, preliminary prospectus, Time of Sale Prospectus or Prospectus shall be deemed to include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement, the applicable preliminary prospectus, the applicable Time of Sale Prospectus or the applicable Prospectus, as the case may be, after the execution of the applicable Terms Agreement.

SECTION 2. Purchase and Sale of Securities by the Underwriters. Whenever the Company determines to make an offering of Securities to be governed by these Standard Provisions, the Company will enter into a Terms Agreement providing for the sale of such Securities to, and the purchase and offering thereof by, the Underwriters. The Terms Agreement relating to the offering of Securities shall specify the number or amount of Securities to be issued (the “Underwritten Securities”), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 8 hereof) and the name of any Underwriter acting as manager or co-manager in connection with such offering, the number or amount of Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Underwritten Securities and any other material terms of the Underwritten Securities. The Terms Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriter or Underwriters, acting through the Underwriters’ representatives (the “Representatives”) identified as such in the applicable Terms Agreement. Each offering of Underwritten Securities will be governed by these Standard Provisions, as supplemented by the applicable Terms Agreement.

As used herein, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are permitted or required to be closed in New York City.

SECTION 3. Underwriters’ Obligation to Purchase Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

SECTION 4. Terms Agreement. No agreement for the purchase of the Underwritten Securities by the Underwriters will be deemed to exist until the Company and the Representatives, on behalf of the Underwriters, have executed a Terms Agreement. Each Terms Agreement will incorporate all applicable terms and provisions of these Standard Provisions as fully as though such terms and provisions were expressly stated therein.

SECTION 5. Delivery of Certain Documents, Certificates, and Opinions. At each Closing Time, the Underwriters shall have received the following documents:

(a) the opinion and disclosure letter of Davis Polk & Wardwell LLP, or other special New York counsel for the Company reasonably acceptable to the Representatives, and the opinion of internal counsel for the Company, each dated as of the Closing Date, substantially in the respective forms of Exhibits A-1, A-2 and A-3 hereto,

(b) the opinion of counsel to the Underwriters, selected by the Representatives and reasonably acceptable to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters,

(c) a certificate of the Secretary or the Assistant Secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, and

(d) a certificate of the Chief Financial Officer or Treasurer of the Company, dated as of the Closing Date, substantially in the form of Exhibit B hereto.

SECTION 6. Certain Conditions Precedent to the Underwriters’ Obligations. The Underwriters’ obligation to purchase any Underwritten Securities will in all cases be subject to the accuracy of the representations and warranties of the Company set forth in Section 7 hereof, to the receipt of the opinions and certificates to be delivered to the Underwriters pursuant to the terms of Section 5 hereof, to the accuracy of the statements of the Company’s officers made in each certificate to be furnished as provided herein, to the performance and observance by the Company of all covenants and agreements contained herein on its part to be performed and observed, in each case at the time the Company executes a Terms Agreement and as of the applicable Closing Date, and (in each case) to the following additional conditions precedent, when and as specified:

(a) As of the Closing Time for any Underwritten Securities, and with respect to the period from the date of the applicable Terms Agreement to and including the applicable Closing Time:

(i) there shall not have occurred (A) any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Company and its subsidiaries on a consolidated basis (a “Material Adverse Effect”) or (B) any suspension or material limitation of trading in the Company’s common stock, par value $1.00 per share, of the Company (“Common Stock”), by the Commission or the New York Stock Exchange, Inc. (the “NYSE”), the effect of any of which shall have made it impracticable, in the reasonable judgment of the Underwriters, to market such Underwritten Securities, such judgment to be based on relevant market conditions;

(ii) there shall not have occurred (A) any suspension or material limitation of trading in securities generally on the NYSE, (B) a declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities, or (C) any outbreak or material escalation of hostilities or other national or international calamity or crisis, the effect of any of which shall have made it impracticable, in the judgment of the Underwriters, to market such Underwritten Securities, such judgment to be based on relevant market conditions; and

(iii) there shall not have been issued any stop order suspending the effectiveness of the Registration Statement nor shall any proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Underwritten Securities have been instituted or threatened.

(b) The Underwriters will receive, upon execution and delivery of any applicable Terms Agreement, a letter from KPMG LLP, or such other independent registered public accounting firm as may be selected by the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement and the Prospectus and the “cut off” date referred to therein shall be a date not more than three Business Days prior to the date of the applicable Terms Agreement.

(c) At each Closing Time, the Underwriters shall have received from KPMG LLP, or such other independent registered public accounting firm as may be selected by the Company, a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (b) of this Section, except that the “cut off” date referred to therein shall be a date not more than three Business Days prior to the Closing Date.

(d) On each Closing Date, the Underwriters shall have received from the Company such appropriate further information, certificates, and documents as the Company and the Underwriters shall have agreed, as reflected in the applicable Terms Agreement.

(e) Subsequent to the execution and delivery of the applicable Terms Agreement and prior to the Closing Time, there shall not have been any material downgrading, nor any notice given of any intended or potential material downgrading or of a possible material change that does not indicate the direction of the possible material change, in the rating accorded any of the Company’s securities, including the Underwritten Securities, by either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

SECTION 7. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter named in the applicable Terms Agreement, as of the date thereof, and as of each Closing Time, the following statements are and shall be true:

(a) (i) The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) filed within three years of the date of the applicable Terms Agreement, (ii) the Company is a “well known seasoned issuer” (as defined in Rule 405 under the Securities Act), (iii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form, (iv) the Registration Statement became effective upon filing with the Commission and no stop order suspending the effectiveness of the Registration Statement is in effect nor, to the Company’s knowledge, are any proceedings for such purpose pending before or threatened by the Commission, (v) as of the effective date of the Registration Statement (the “Effective Date”), the Company met the applicable requirements for use of Form S-3 under the Securities Act with respect to the registration under the Securities Act of the Securities, and (vi) as of the Effective Date, the Registration Statement met the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complied in all material respects with said Rule.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act or the Securities Act and incorporated or to be incorporated by reference in the Prospectus or Time of Sale Prospectus complies or will comply, in all material respects, with the applicable provisions of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder, (ii) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, in all material respects, with the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, (iv) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (v) the Time of Sale Prospectus does not as of its date (which shall be the date of the preliminary prospectus supplement included therein, if applicable), and will not as of the Time of Sale and at the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations and warranties as to information contained in or omitted from the Registration Statement, the Prospectus or the Time of Sale Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use in the Registration Statement, the Prospectus or the Time of Sale Prospectus or any amendment or supplement thereto or the Statement of Eligibility and Qualification of the Trustee (the “Form T-1”) under the Trust Indenture Act.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(d) The Company has been duly incorporated and is validly existing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(e) Each “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) of the Company has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(f) The applicable Terms Agreement, incorporating these Standard Provisions, as amended by agreement of the parties to the applicable Terms Agreement, as of the date of such Terms Agreement will have been duly authorized, executed and delivered by the Company.

(g) The Underwritten Securities have been duly authorized and, when issued, executed, and authenticated in accordance with the provisions of the applicable indenture (the “Indenture”), or when countersigned by the trustee in accordance with the provisions of the Indenture, as the case may be, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, if applicable, or by general principles of equity.

(h) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and has been duly authorized, executed, and delivered by the Company and (assuming due authorization, valid execution, and delivery thereof by the trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, by general principles of equity.

(i) The Underwritten Securities and the Indenture conform and will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(i) The execution and delivery of and performance by the Company of its obligations under the applicable Terms Agreement, incorporating these Standard Provisions as amended by agreement of the parties to such Terms Agreement, Indenture and the issuance and sale of the Underwritten Securities, as the case may be, will not contravene any provision of any applicable law or of the Restated Charter or By-Laws of the Company, or of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or of any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries, in each of the foregoing cases except as would not reasonably be expected to have a Material Adverse Effect, and no consent, approval, authorization, or order of or qualification with any governmental body or agency is, to the Company’s knowledge, required for the performance by the Company of its obligations under the applicable Terms Agreement, incorporating these Standard Provisions as amended by agreement of the parties to such Terms Agreement, or the issuance and sale of the Underwritten Securities, except such as may be required by Blue Sky laws or other securities laws of the various states in which the issuance and sale of the Underwritten Securities are offered and sold and except to the extent where the failure to obtain such consent, approval, authorization, order or qualification would not reasonably be expected to have a Material Adverse Effect.

(j) There has not been any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Company and its subsidiaries on a consolidated basis from that set forth in the Company’s last periodic report filed with the Commission under the Exchange Act and the rules and regulations promulgated thereunder. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, (i) neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than quarterly dividends declared, paid or made by the Company consistent with past practice).

(k) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its Significant Subsidiaries is subject that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and is not so described, or any applicable statute, regulation, contract, or other document that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not so described.

(l) The independent registered public accounting firm who audited the financial statements and supporting schedules incorporated by reference in the Registration Statement are independent registered public accountants as required by the Securities Act.

(m) The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.

(n) The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(o) The Company owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its business as presently conducted.

(p) The Company is not in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which default would have a Material Adverse Effect.

(q) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”). The business of the Company and its subsidiaries is conducted in compliance with the FCPA and the Company maintains policies and procedures designed to ensure continued compliance therewith.

(r) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(s) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds from the sale of Securities by the Company in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(t) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or would not, individually or in the aggregate, otherwise result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the use, management, disposal or release or threatened release of, or human exposure to, chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (“Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened in writing administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Environmental Laws.

(u) The Company and its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as described in the Prospectus, (x) since December 31, 2011, nothing has come to the attention of management that would lead management to believe that a material weakness has existed at any time thereafter, and (y) since December 31, 2011, nothing has come to the attention of management that would lead management to believe that a change has occurred which has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(v) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof with which any of them is required to comply, including Section 402 related to loans.

SECTION 8. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the remaining Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(a) if the number or principal amount of Defaulted Securities does not exceed 10% of the number or aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number or aggregate principal amount of Defaulted Securities exceeds 10% of the number or aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter. No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of the applicable Terms Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 9. Agreements. (a) The Company covenants with the Underwriters as follows:

(i) Prior to the filing by the Company of any amendment to the Registration Statement, the Time of Sale Prospectus or of any prospectus supplement that shall name the Underwriters or the filing or use of any free writing prospectus, the Company will afford the Underwriters or their counsel a reasonable opportunity to review and comment on the same; provided, however, that the foregoing requirement will not apply to any of the Company’s filings with the Commission required to be filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act. Subject to the foregoing sentence, the Company will promptly cause each applicable prospectus supplement and free writing prospectus to be filed with or transmitted for filing with the Commission in accordance with Rule 424(b) or 424(c) under the Securities Act or Rule 433 under the Securities Act, respectively, or pursuant to such other rule or regulation of the Commission as then deemed appropriate by the Company. The Company will promptly advise the Underwriters of (A) the filing and effectiveness of any amendment to the Registration Statement other than by virtue of the Company’s filing any report required to be filed under the Exchange Act, (B) any request by the Commission for any amendment to the Registration Statement, for any amendment or supplement to the Time of Sale Prospectus or the Prospectus, or for any information from the Company, (C) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use reasonable best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as reasonably possible the withdrawal thereof.

(ii) If the Time of Sale Prospectus is being used to solicit offers to buy the Underwritten Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(iii) If, at any time when a Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) relating to any Underwritten Securities is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus in order to comply with the Securities Act, the Exchange Act, the respective rules and regulations of the Commission thereunder, or any other applicable law, the Company will promptly notify the Underwriters, by telephone or by facsimile (in either case with written confirmation from the Company by mail), to cease use and distribution of the Prospectus (and all then existing supplements thereto) and to suspend all efforts to resell the Underwritten Securities in its capacity as underwriter or dealer, as the case may be, and the Underwriters will promptly comply with the terms of such notice. The Company will forthwith prepare and cause to be filed with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, satisfactory in the reasonable judgment of the Underwriters to correct such statement or omission or to effect such compliance, and the Company will supply the Underwriters with one signed copy of such amended Registration Statement and as many copies of such amended or supplemented Prospectus as the Underwriters may reasonably request.

(iv) The Company will furnish to the Underwriters, without charge, as many copies of the Time of Sale Prospectus, the Prospectus, each preliminary prospectus, any documents incorporated by reference therein, and any supplements and amendments thereto and any free writing prospectus as the Underwriters may reasonably request.

(v) The Company will, with such assistance from the Underwriters as the Company may reasonably request, endeavor to qualify the Securities for offer and sale under the Blue Sky laws or other securities laws of such jurisdictions as the Underwriters shall reasonably request and will maintain such qualifications for as long as required with respect to the offer, sale, and distribution of the Securities.

(vi) From the date of the applicable Terms Agreement until the Closing Date set forth in such Terms Agreement, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Underwritten Securities to be sold pursuant to the applicable Terms Agreement) or publicly announce an intention to effect any such transaction.

(vii) The Company will make generally available to its security holders earnings statements that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

(b) Each Underwriter, severally and not jointly, covenants with the Company as follows:

(i) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) (each such communication by the Company or its agents or representatives (excluding any Underwriter) an “Issuer Free Writing Prospectus”) other than (A) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the preliminary prospectus or a previously filed Issuer Free Writing Prospectus, (B) any Issuer Free Writing Prospectus listed on Schedule I to the applicable Terms Agreement or (C) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing, including the final pricing term sheets identified on Schedule 1 to the Terms Agreement (each such free writing prospectus referred to in clauses (A) or (C), an “Underwriter Free Writing Prospectus”).

(ii) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in Section 9(b)(i)(A) above in a manner reasonably designed to lead to its broad unrestricted dissemination.

(iii) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Underwritten Securities unless such terms have previously been included in a free writing prospectus filed with the Commission.

(iv) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the “Prospectus Delivery Period”, which means such period of time beginning on the first date of the public offering of the Underwritten Securities and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters a prospectus relating to the Underwritten Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Underwritten Securities by any Underwriter or dealer).

(v) Notwithstanding any of the above, each of the Underwriters may use one or more term sheets relating to the Underwritten Securities containing customary information, including Bloomberg email announcement, price talk guidance, comparable bond pricing and final pricing terms, not inconsistent with the form of the final term sheet set forth in the Terms Agreement, without the prior consent of the Company, so long as such term sheet is not required to be filed as a “free writing prospectus” with the Commission pursuant to Rule 433 under the Securities Act.

SECTION 10. Fees and Expenses. The Company will pay all costs, fees, and expenses arising in connection with the sale of any Underwritten Securities through the Underwriters and in connection with the performance by the Company of its obligations hereunder and under any Terms Agreement, including the following: (i) expenses incident to the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, including, without limitation, the fees and expenses incident to the registration of the Securities under the Exchange Act and the Securities Act, (ii) expenses incident to the issuance and delivery of such Underwritten Securities, (iii) the fees and disbursements of counsel for the Company and the Company’s independent registered public accounting firm, (iv) expenses incident to the qualification of such Underwritten Securities under Blue Sky laws and other applicable state securities laws in accordance with the provisions of Section 9(a)(v) hereof, including related filing fees and the reasonable fees and disbursements of the Underwriters’ counsel in connection therewith and in connection with the preparation of any survey of Blue Sky laws, (v) expenses incident to the printing and delivery to the Underwriters, in the quantities hereinabove stated, of copies of the Registration Statement and all amendments thereto and of the Prospectus, each preliminary prospectus, and all amendments and supplements thereto, (vi) the fees and expenses, if any, incurred with respect to any applicable filing with the Financial Industry Regulatory Authority, Inc., (vii) the fees and expenses incurred in connection with the listing of any Underwritten Securities on the NYSE, (viii) the fees and expenses associated with obtaining ratings for the Securities from nationally recognized statistical rating organizations and (ix) if applicable, the fees and expenses of the trustee under the applicable Indenture. If so stated in the applicable Terms Agreement, the Underwriters agree to reimburse the Company for the stated amount of its expenses incurred in connection with the transactions contemplated by the applicable Terms Agreement.

SECTION 11. Inspection; Place of Delivery; Payment. (a) Inspection. The Company agrees to have available for inspection, checking, and packaging by the Underwriters in The City of New York, the Underwritten Securities to be sold to the Underwriters hereunder, not later than 3:00 P.M. on the Business Day prior to the applicable Closing Date.

(b) Place of Delivery of Documents, Certificates and Opinions. The documents, certificates and opinions required to be delivered to the Underwriters pursuant to Sections 5 and 6 hereof will be delivered at the “Closing Location” specified in the applicable Terms Agreement, or at such other location as may be agreed upon by the Company and the Underwriters, not later than the Closing Time.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Underwritten Securities shall be made at the Closing Location, or at such other place as shall be agreed upon by the Underwriters and the Company, at the “Closing Time” specified in the applicable Terms Agreement (the date on which the Closing Time occurs being referred to as the “Closing Date”), or such other time not later than ten Business Days after such date as shall be agreed upon by the Representatives and the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated in writing by the Company, against delivery to the Underwriters for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 12. Indemnification and Contribution. (a) The Company agrees to indemnify and hold each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages, or liabilities to which such Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act becomes subject under the Securities Act, the Exchange Act, or any other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (and actions in respect thereof) arise out of, are based upon, or are caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or arise out of, are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of, are based upon, or are caused by any untrue statement or allegedly untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or arise out of, are based upon or are caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Company agrees to reimburse each such indemnified party for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable to the extent that such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, are based upon, or are caused by any such untrue statement or omission or allegedly untrue statement or omission included in or omitted from the Registration Statement, any preliminary prospectus or the Prospectus in reliance upon and in conformity with information furnished by the Underwriters in writing expressly for use in the Registration Statement or such preliminary prospectus or the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with respect to such losses, claims, damages, and liabilities (and actions in respect thereof) that arise out of, are based upon, or are caused by any untrue statement or omission of a material fact or allegedly untrue statement or omission of a material fact included in or omitted from (i) any Underwriter Free Writing Prospectus used by such Underwriter or (ii) the Registration Statement, or any preliminary prospectus or the Time of Sale Prospectus or the Prospectus, in each case in reliance upon and in conformity with information furnished by the Underwriters in writing expressly for use in the Registration Statement or such preliminary prospectus or the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 12, such person (the “indemnified party”) will promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be borne by the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, in the judgment of the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses will be reimbursed as they are incurred. Such firm will be designated in writing by the Underwriters (in the case of parties indemnified pursuant to paragraph (a) of this

Section 12) or by the Company (in the case of parties indemnified pursuant to paragraph (b) of this Section 12), as the case may be. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (A) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Any provision of this paragraph (c) to the contrary notwithstanding, no failure by an indemnified party to notify the indemnifying party as required hereunder will relieve the indemnifying party from any liability it may have had to an indemnified party otherwise than under this Section 12 to the extent the indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.

(d) If the indemnification provided for in paragraph (a) or (b) of this Section 12 is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying the indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover. The relative fault of the Company, on the one hand, and of the Underwriters, on the other, will be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied or to be supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 12(d) are several in proportion to the number of Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to therein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in paragraph (d) above will be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Any other provisions of this Section 12 to the contrary notwithstanding, (i) the Underwriters will not be required to contribute to the Company any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission (other than in reliance upon and in conformity with information furnished to the Company by the Underwriters in writing expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus or any amendment or supplement thereto), and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 12 are not exclusive and will not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

SECTION 13. Termination. The applicable Terms Agreement will automatically terminate upon the expiration of the offering to which the Prospectus relates. The applicable Terms Agreement may not be terminated by the Underwriters prior to delivery of and payment for such Securities except upon the failure of any of the conditions precedent described in Section 6 hereof.

SECTION 14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained herein or made by or on behalf of the Company or the Underwriters pursuant hereto or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Underwritten Securities and shall remain in full force and effect, regardless of any termination of a Terms Agreement or any investigation made by or on behalf of the Company or the Underwriters.

SECTION 15. Notices. All notices, documents and other communications hereunder shall be in writing and shall be deemed received upon delivery, if delivered by hand or via facsimile transmission (with confirmation of receipt) to a party’s address or facsimile number set forth below, in the case of the Company, and in the applicable Terms Agreement, in the case of the Underwriters or the

Representatives (or to such other address or facsimile number as a party may hereafter designate to the other parties in writing), and shall be deemed received one Business Day after having been mailed via Express Mail or deposited with Federal Express or any nationally recognized commercial courier service for “next day” delivery to such address. In the event that any Terms Agreement or any certificate or opinion to be delivered pursuant to Section 5 hereof is delivered via facsimile transmission, the parties will use reasonable efforts to ensure that “original” copies of such documents are distributed promptly thereafter.

The address and facsimile number for the Company, unless otherwise specified, is as follows:

Murphy Oil Corporation

200 Peach Street, P.O. Box 7000

El Dorado, Arkansas 71731-7000

Attention: Chief Financial Officer

General Counsel

Facsimile no: (870) 864-6489

SECTION 16. Successors; Non-transferability. The applicable Terms Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, their respective successors, and the officers, directors, and controlling persons referred to in Section 12 hereof. No other person will have any right or obligation hereunder. No party to the applicable Terms Agreement may assign its rights thereunder without the written consent of the other parties.

SECTION 17. Counterparts. The Terms Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 18. Applicable Law. These Standard Provisions and any applicable Terms Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

SECTION 19. Headings. The headings of the sections of these Standard Provisions have been inserted for convenience of reference only and will not affect the construction of any of the terms or provisions hereof.

SECTION 20. No Advisory or Fiduciary Relationships. The Company acknowledges and agrees that (a) the purchase and sale of the Underwritten Securities pursuant to the Standard Provisions and the applicable Terms Agreement, including the determination of the public offering price of the Underwritten Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in the Standard Provisions and the applicable Terms Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Exhibit A-1

FORM OF OPINION OF COMPANY’S NEW YORK COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(a)

1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has corporate power and authority to issue the Underwritten Securities, to enter into the Terms Agreement and the Indenture and to perform its obligations thereunder.

2. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provisions of applicable law on the conclusion expressed above.

3. The Underwritten Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Terms Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Underwritten Securities are to be issued, provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provisions of applicable law on the conclusion expressed above.

4. The Terms Agreement has been duly authorized, executed and delivered by the Company.

5. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture, the Underwritten Securities and the Terms Agreement (collectively, the “Documents”) will not contravene (i) any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware provided that counsel need not express an opinion as to federal or state securities laws, (ii) the certificate of incorporation or by-laws of the Company, or (iii) any agreement that is specified in an annex to the opinion.

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7. No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which counsel need not express an opinion.

Counsel has considered the statements included in the Disclosure Package and the Prospectus under the captions “Description of Debt Securities” and “Description of the notes” insofar as they summarize provisions of the Indenture and the Underwritten Securities. In counsel’s opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Disclosure Package and the Prospectus under the caption “Material U.S. federal income tax considerations for Non-U.S. Holders,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in counsel’s opinion fairly and accurately summarize the matters referred to therein in all material respects.

In rendering the opinions in paragraphs (2) through (4) above, counsel may assume that each party to the Documents (other than the Company) has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, counsel may assume that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that counsel will not make such assumption to the extent that counsel has specifically opined as to such matters with respect to the Company, and (ii) each Document (other than the Terms Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company).

Counsel need not express an opinion as to any law, rule or regulation that is applicable to the Company, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

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Exhibit A-2

FORM OF DISCLOSURE LETTER OF COMPANY’S NEW YORK

COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(a)

The primary purpose of our professional engagement was not to establish or confirm factual matters, financial, accounting or quantitative information or oil and gas reserve data. Furthermore, many determinations involved in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Time of Sale Prospectus and the Prospectus under the captions “Description of Debt Securities,” “Description of the notes” and “Material U.S. federal income tax considerations for Non-U.S. Holders”). However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the applicable rules and regulations of the Commission thereunder; and

(ii) nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Underwritten Securities:

(a) on the date of the Terms Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

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(b) at the Time of Sale, the Time of Sale Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Prospectus as of the date of the Terms Agreement or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data, or any oil and gas reserve data, included in the Registration Statement, the Time of Sale Prospectus, the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1. In addition, we express no view as to the conveyance of the Time of Sale Prospectus or the information contained therein to investors.

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Exhibit A-3

FORM OF OPINION OF COMPANY’S INTERNAL

COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(a)

1. The execution, delivery and performance by the Company of its obligations under the Terms Agreement, the Indenture and the Underwritten Securities will not contravene any provision of the Restated Charter or By-Laws of the Company, or of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or, to counsel’s knowledge, of any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries, in each of the foregoing cases except as would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

2. The Company has been duly qualified as a foreign corporation for the transaction of business in the states of Arkansas and Texas and is in good standing under the laws of the state of Delaware. The Company is not required to be qualified as a foreign corporation for the transaction of business in any other jurisdiction.

3. Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Registration Statement, the Time of Sale Prospectus and Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

4. To counsel’s knowledge, there is no legal or governmental proceeding pending or threatened to which the Company or any of its Significant Subsidiaries is a party, or by which any of the properties of the Company or its Significant Subsidiaries is bound, which would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and to counsel’s knowledge, there is no agreement or other document that is required to be described in the Registration Statement, the Prospectus or the Time of Sale Prospectus, or that is required to be filed as an exhibit to the Registration Statement, that is not so described or filed.

In rendering such opinion, counsel may rely, as to matters of fact, to the extent counsel deems proper, on certificates of responsible officers of the Company and public officials. Such opinion will be limited to the laws of the State of New York and the federal laws of the United States of America. Insofar as such opinion involves matters governed by the laws of the State of Delaware, counsel may rely, without independent investigation, on the opinion of Delaware counsel for the Company.

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Exhibit B

FORM OF OFFICERS’ CERTIFICATE

The undersigned, [Name], [Chief Financial Officer], and [Name], [Treasurer], each of Murphy Oil Corporation, a Delaware corporation (the “Company”), pursuant to Section 5(d) of the Standard Provisions attached to the Terms Agreement, dated November 27, 2012 (the “Terms Agreement”), between the Company, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein, certify that, to the best of their knowledge, after reasonable investigation:

1.	There has been no material adverse change (or development involving a prospective material adverse change), in the business, properties, earnings or financial condition of the Company and its subsidiaries on a consolidated basis from that set forth in the Company’s last periodic report filed with the Commission under the Exchange Act;

2.	The representations and warranties of the Company in the Terms Agreement are true and correct at and as of the date hereof with the same force and effect as though expressly made at and as of this date;

3.	The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof under or pursuant to the Terms Agreement;

4.	No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

5.	There has not been any material downgrading, nor any notice given of any intended or potential material downgrading or of a possible material change that does not indicate the direction of the possible material change, in the rating accorded any of the Company’s securities, including the Underwritten Securities, by Fitch Ratings Ltd., Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Terms Agreement.

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IN WITNESS WHEREOF, we have hereunto signed our names as of the date first above written.

By:

Name:
Title:

By:

Name:
Title: